SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported) May 26, 2004
                                                 ------------


               Exact name of registrants as specified in
Commission  their charters, address of principal executive      IRS Employer
File Number    offices and registrants' telephone number   Identification Number
----------- ---------------------------------------------- ---------------------
  1-14465                    IDACORP, Inc.                       82-0505802
   1-3198                 Idaho Power Company                    82-0130980
                         1221 W. Idaho Street
                         Boise, ID 83702-5627
                            (208) 388-2200

               State or Other Jurisdiction of Incorporation: Idaho



                                      None
--------------------------------------------------------------------------------
          Former name or former address, if changed since last report.



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                                  IDACORP, Inc.
                               IDAHO POWER COMPANY
                                    Form 8-K


Item 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

On May 26, 2004 a shareholder lawsuit was filed against IDACORP, Inc. and certain of its directors and officers, Jon H. Miller, Jan B. Packwood, J. LaMont Keen and Darrel T. Anderson, in the United States District Court for the District of Idaho. The action, captioned Powell v. IDACORP, Inc., et al. is a purported class action on behalf of purchasers of IDACORP stock between February 1, 2002 and June 4, 2002.

The complaint alleges that during the purported class period certain IDACORP executives made materially false and misleading statements or omissions about the company's financial outlook, thereby artificially inflating the price of the company's common stock, in violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5. More specifically, the complaint alleges that the company failed to disclose and misrepresented the following material adverse facts which were known to defendants or recklessly disregarded by them: (1) the company failed to appreciate the negative impact that lower volatility and reduced pricing spreads in the western wholesale energy market would have on its marketing subsidiary, IDACORP Energy; (2) the company was forced to limit its origination activities to shorter-term transactions due to increasing regulatory uncertainty and continued deterioration of creditworthy counterparties; (3) the company failed to discount for the fact that Idaho Power may not recover from the lingering effects of the prior year's regional drought; and (4) as a result of the foregoing, defendants lacked a reasonable basis for their positive statements about the company and their earnings projections. The action seeks an unspecified amount of damages, as well as other forms of relief. IDACORP considers the lawsuit to be without merit and intends to defend itself vigorously against these allegations.

Certain statements contained in this current report on Form 8-K, including statements with respect to future earnings, ongoing operations, and financial conditions, are "forward-looking statements" within the meaning of federal securities laws. Although IDACORP and Idaho Power believe that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. Important factors that could cause actual results to differ materially from the forward-looking statements include: changes in governmental policies and regulatory actions, including those of the Federal Energy Regulatory Commission, the Idaho Public Utilities Commission and the Oregon Public Utility Commission, with respect to allowed rates of return, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of plant facilities, relicensing of hydroelectric projects, recovery of purchased power, recovery of other capital investments, and present or prospective wholesale and retail competition (including but not limited to retail wheeling and transmission costs) and other refund proceedings; litigation resulting from the energy situation in the western United States; economic, geographic and political factors and risks; changes in and compliance with environmental and safety laws and policies; weather variations affecting customer energy usage; operating performance of plants and other facilities; system conditions and operating costs; population growth rates and demographic patterns; pricing and


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


transportation of commodities; market demand and prices for energy, including structural market changes; changes in capacity and fuel availability and prices; changes in tax rates or policies, interest rates or rates of inflation; changes in actuarial assumptions; adoption of or changes in critical accounting policies or estimates; exposure to operational, market and credit risk; changes in operating expenses and capital expenditures; capital market conditions; rating actions by Moody's, Standard & Poor's and Fitch; competition for new energy development opportunities; results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general economic conditions; natural disasters, acts of war or terrorism; increasing health care costs and the resulting effect on health insurance premiums paid for employees and on the obligation to provide post retirement health care benefits; increasing costs of insurance, changes in coverage terms and the ability to obtain insurance; technological developments that could affect the operation and prospects of our subsidiaries or their competitors; legal and administrative proceedings (whether civil or criminal) and settlements that influence business and profitability; and new accounting or Securities and Exchange Commission requirements, or new interpretation or application of existing requirements. Any such forward-looking statements should be considered in light of such factors and others noted in the companies' Form 10-K for the year 2003, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 and other reports on file with the Securities and Exchange Commission.


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


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


Dated: May 27, 2004

                                          IDACORP, Inc.

                                          By:/s/Darrel T. Anderson
                                                -------------------
                                                 Darrel T. Anderson
                                                 Vice President, Chief Financial
                                                 Officer and Treasurer





                                          IDAHO POWER COMPANY

                                          By:/s/Darrel T. Anderson
                                                -------------------
                                                 Darrel T. Anderson
                                                 Vice President, Chief Financial
                                                 Officer and Treasurer






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